EXHIBIT 99.1
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INTERNATIONAL WIRE GROUP, INC. AGREES TO SELL ITS INSULATED WIRE
SUBSIDIARY IN THE PHILIPPINES

Camden, NY -June 28, 2006 - International Wire Group, Inc. (ITWG. PK), announced today it has entered into an agreement to sell its insulated wire operations, located in Cebu, Philippines to Draka Holding N.V. ("Draka"). Under the terms of the stock purchase agreement, IWG will sell all of the common stock of its Philippines subsidiary to Draka for $30 million plus a working capital adjustment (which will be paid post-closing) estimated to be $2 million. Proceeds from the transaction will be used to reduce amounts outstanding under our senior revolving credit facility and for general corporate purposes. The sale is expected to close on July 3, 2006.

Mark K. Holdsworth, Chairman of the Board of Directors, said "the sale of the Philippines subsidiary is part of an important strategic goal of the Company to exit the insulated wire business, as previously announced. The proceeds from this sale, together with the previous sale of the related U.S. insulated wire assets in November 2005, strengthen our balance sheet and allow the Company to focus on continuing to grow its core bare wire and specialty high-performance conductors businesses."

Rodney D. Kent, Chief Executive Officer, stated "we are pleased for our customers and employees to sell the Cebu plant to Draka who has strengthened its position in the global automotive cable market. Draka is a world-class wire and cable company that will effectively use the market position, physical assets and human resource talent of this operation."

International Wire Group, Inc is a manufacturer and marketer of wire products, including bare, silver-plated, nickel-plated and tin-plated copper wire, for other wire suppliers and original equipment manufacturers or "OEMs". Their products include a broad spectrum of copper wire configurations and gauges with a variety of electrical and conductive characteristics and are utilized by a wide variety of customers primarily in the aerospace, appliance, automotive, electronics and data communications, industrial/energy and medical device industries. The Company manufactures and distributes its products at 13 facilities located in the United States, Belgium, France and Italy.

         FORWARD-LOOKING INFORMATION IS SUBJECT TO RISK AND UNCERTAINTY

Certain statements in this report may constitute "forward-looking" statements within the meaning of the Private Litigation Reform Act of 1995. Words such as "expects," "intends," "plans," "projects," "believes," "estimates," and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from




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what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. IWG's actual results and future trends may differ materially depending on a variety of factors, including the continued operation, viability and growth of customers, production rate increases and decreases, acquisition and divestiture plans, and other cost-reduction and productivity efforts; failure of acquisition and expansion plans to perform as expected; performance issues with key suppliers, subcontractors and customers; global trade policies; worldwide political stability; domestic and international economic conditions; competition; price escalation including the price of copper and copper premiums; cancellations in customer orders and changes in demand; loss of a significant customer; loss of key employees or deterioration in the relationship with out employees; our substantial indebtedness; legal and investigatory proceedings; actions by governmental regulators; and other economic, political and technological risks and uncertainties. For further information about IWG's principal risks and uncertainties, see IWG's Form 10-K and other filings with the Securities and Exchange Commission.

Contact:
International Wire Group, Inc.
Glenn J. Holler
Senior Vice President and CFO
314-719-1000




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